UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2011

GREEN BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Greeneville, Tennessee	37743-4992
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (423) 639-5111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (b)       On February 14, 2011, Green Bankshares, Inc. (the “Company”) was notified by James E. Adams, the Company’s Executive Vice President, Chief Financial Officer and Corporate Secretary, that Mr. Adams intended to retire from the Company and the Company’s bank subsidiary (the “Bank”) effective May 16, 2011. The Company will immediately commence a search for Mr. Adams’ replacement.  In connection with his retirement, the Company expects to enter into a consulting agreement with Mr. Adams, effective May 16, 2011, pursuant to which Mr. Adams is expected to perform customary transition and consulting services for the Company and the Bank for a period of six months following his retirement. Mr. Adams will be compensated while providing such transition and consulting services at a rate of 50% of his current base salary.

Item 7.01       Regulation FD Disclosure.

          On February 16, 2011, the Company issued the press release furnished herewith as Exhibit 99.1 (and incorporate by reference herein) announcing the pending retirement of James E. Adams from the Company and the Bank effective May 16, 2011.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

99.1      Press release dated February 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.

		By:	/s/ James E. Adams
		Name:	James E. Adams
		Title:	Executive Vice President and
Chief Financial Officer

Date:	February 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 16, 2011.